Exhibit A-2

RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT MARCH 31, 2001
($MM)
         						NEW
		THE				ENGLAND	NEW
	MASSA-	NARRA-	GRANITE		NEW	HYDRO	ENGLAND
	CHUSETTS	GANSETT	STATE	NANTUCKET	ENGLAND	TRANS	HYDRO
	ELECTRIC	ELECTRIC	ELECTRIC	ELECTRIC	POWER	ELECTRIC	TRANSMISSION
	COMPANY  	COMPANY 	COMPANY 	COMPANY  	COMPANY	CO.,INC.	CORPORATION
Retained Earnings-
 Beginning of Period		$(0.8)	$(0.4)	-	$0.1	$ 1.4	$0.3	$0.3
Net Income(Loss)		24.0	16.9	$1.8	(0.1)	58.3	7.0	4.2
Other Credits		-	-	-	-	-	-	-
Goodwill Amortization		53.2	25.8	1.0	0.8	17.9	-	-
			-------	-----	----	----	-----	----	----

Gross Retained Earnings		76.4	42.3	2.8	0.8	77.6	7.3	4.5

Dividends Paid on Preferred Stock	2.1	0.4	-	-	0.1	-	-
Dividends Paid on Common Stock
 Out of Retained Earnings		-	-	-	-	-	6.9	4.2
 Out of Capital Surplus		-	-	-	-	-	-	-
 Out of Capital		-	-	-	-	-	-	-
		-------	----	----	----	-----	----	----

Total Dividends Paid on Common Stock	-	-	-	-	-	6.9	4.2
Repurchase of Common Stock		-	-	-	-	-	-	-
Retained Earnings Adjustment		(0.3)	0.4	-	-	0.5	-	-
			-------	----	----	----	-----	----	----

Retained Earnings-End of Period	74.0	42.3	2.8	0.8	78.0	0.4	0.3
			=======	====	====	====	=====	====	====

Common Stock		60.0	56.6	6.0	-	72.4	2.9	0.1
Premium on Common Stock		-	-	-	-	-	12.9	6.6
Other Paid-in Capital		1,509.0	805.6	40.0	22.5	732.0	25.2	17.9
Unappropriated Retained Earnings	74.0	42.3	2.8	0.8	78.0	0.4	0.3
Treasury Stock, At Cost		-	-	-	-	-	-	-
Reaquired Capital Stock		-	-	-	-	-	-	-
Unrealized Appreciation		-	0.2	-	-	(0.1)	-	-
			-------	----	----	----	-----	----	----

Total Proforma Common Equity		1,643.0	904.7	48.8	23.3	882.3	41.4	24.9
			-------	----	----	----	-----	----	----

Goodwill Amortization 		(53.2)	(25.8)	(1.0)	(0.8)	(17.9)	-	-
			-------	----	----	----	-----	----	----

Common Equity Per Books as
 Reflected on Exhibit A-4		$1,589.8	$878.9	$47.8	$22.5	$864.4	$41.4	$24.9
			=======	====	====	====	=====	====	====



 RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT MARCH 31, 2001
($MM)
	NEW	NEW		NATIONAL
	ENGLAND	ENGLAND	NATIONAL	GRID	NEW
	HYDRO	ELECTRIC	GRID USA	TRANSM.	ENGLAND	NEES	EUA
	FINANCE	TRANSMISSION	SERVICE	SERVICES	ENERGY	ENERGY	ENERGY
	COMPANY	CORPORATION 	CO.,INC.	CORP.   	INC    	INC   	INVESTMENT
Retained Earnings-
 Beginning of Period		-	-	-	-	-	-	-
Net Income(Loss)		-	$0.7	$1.8	(0.1)	-	$(0.1)	$0.3
Other Credits		-	-	-	-	-	-	-
Goodwill Amortization		-	-	-	-	-	-	-
			----		----	-----	----	----	----	----
Gross Retained Earnings		-	0.7	1.8	(0.1)		(0.1)	0.3

Dividends Paid on Preferred Stock	-	-	-	-	-	-	-
Dividends Paid on Common Stock
 Out of Retained Earnings		-	0.4	-	-	-	-	-
 Out of Capital Surplus		-	-	-	-	-	-	-
 Out of Capital		-	-	-	-	-	-	-
			----		----	-----	----	----	----	----
Total Dividends Paid on Common Stock	-	0.4	-	-	-	-	-
Repurchase of Common Stock		-	0.1	-	-	-	-	-
Retained Earnings Adjustment		-	-	-	-	-	-	-
			----		----	-----	----	----	----	----
Retained Earnings-End of Period	-	0.2	1.8	(0.1)	-	(0.1)	0.3
			====		====	=====	====	====	====	====
Common Stock		-	-	-	-	-	-	-
Premium on Common Stock		-	-	-	-	-	-	-
Other Paid-In Capital		-	1.0	10.7	-	(25.5)	(6.5)	15.6
Unappropriated Retained Earnings	-	0.2	1.9	(0.1)	-	(0.1)	0.3
Treasury Stock, At Cost		-	-	-	-	-	-	-
Reacquired Capital Stock		-	-	-	-	-	-	-
Unrealized Appreciation		-	-	(3.9)	-	-	-	-
			----		----	-----	----	----	----	----
Total Proforma Common Equity		-	1.2	8.7	(0.1)	(25.5)	(6.6)	15.9
			----		----	-----	----	----	----	----
Goodwill Amortization 		-	-	-	-	-	-	-
			----		----	-----	----	----	----	----
Common Equity Per Books as
 Reflected On Exhibit A-4		-	$1.2	$8.7	(0.1)	$(25.5)	$(6.6)	$15.9
			====		====	=====	====	====	====	====




RETAINED EARNINGS ANALYSIS OF NATIONAL GRID USA
DETAILING GROSS EARNINGS, GOODWILL AMORTIZATION, DIVIDENDS PAID
AND RESULTING CAPITAL BALANCES
AT MARCH 31, 2001
($MM)
		GRANITE	METRO
		STATE	WEST	WAYFINDER	NEES	NATIONAL	NATIONAL
		ENERGY	REALTY	GROUP	COMMUN-	GRID USA	GRID USA
		INC    	LLC   	INC      	ICATIONS	(Parent)	CONSOLIDATED
Retained Earnings-
 Beginning of Period		-	-	-	$(0.1)	$2.2	$2.2
Net Income(Loss)		-	$0.9	$0.1	(4.0)	105.7	105.0
Other Credits		-	-	-	-	-	-
Goodwill Amortization		-	-	-	6.4	-	105.1
			----		----	-----	-------	-------	------
Gross Retained Earnings		-	0.9	0.1	2.3	107.9	212.3

Dividends Paid on Preferred Stock	-	-	-	-	-	-
Dividends Paid on Common Stock
 Out of Retained Earnings		-	-	-	-	34.1 (1)	34.1 (1)
 Out of Capital Surplus		-	-	-	-	-	-
 Out of Capital		-	-	-	-	-	-
			----		----	-----	-------	-------	------

Total Dividends Paid on Common Stock	-	-	-	-	34.1	34.1

Repurchase of Common Stock		-	-	-	-	-	-
Retained Earnings Adjustment		-	-	-	-	-	-
			----		----	-----	-------	-------	------
Retained Earnings-End of Period 		-	0.9	0.1	2.3	73.8	178.2
			====		====	=====	======	========	=======

Common Stock		-	-	-	-	59.4	59.4
Premium on Common Stock		-	-	-	-	-	-
Other Paid-In Capital		(0.3)	2.1	(5.4)	125.2	4,016.7	4,016.7
Unappropriated Retained Earnings		-	0.9	0.1	2.3	73.8	178.2
Treasury Stock, At Cost		-	-	-	-	-	-
Reacquired Capital Stock		-	-	-	-	-	-
Unrealized Appreciation		-	-	-	-	(0.1)	(3.9)
			----		----	-----	-------	-------	------
Total Proforma Common Equity		(0.3)	3.0	(5.3)	127.5	4,149.8	4,250.4
			----		----	-----	-------	-------	------
Goodwill Amortization		-	-	-	(6.4)	-	(105.1)
			----		----	-----	-------	-------	------
Common Equity Per Books As
 Reflected on Exhibit A-4		$(0.3)	$3.0	$(5.3)	$121.1	$4,149.8	$4,145.3
			====		====	=====	======	========	=======
(1) On June 20, 2000 the Board of Directors approved a cash dividend to National Grid Group of $187.6 million.  The Company accounted for the dividend as a return of shareholder capital contributed and as such it was paid out of "Other paid in
Capital".  Subsequent to the return of capital by the Company the National Grid Group made a capital contribution to the
Company of $187.6 million.
